UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 30, 2014

Apco Oil and Gas International Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands	0-8933	98-0199453
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Williams Center, 35th Floor, Tulsa, Oklahoma	74172
(Address of principal executive offices)	(Zip Code)

(539) 573-2164

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.13e-4(c))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 30, 2014, Apco Oil and Gas International Inc. (“Apco” or the “Company”) entered into an agreement with the Argentine province of Río Negro to extend the concession term of the Company’s operation in the Entre Lomas concession for ten years until January 21, 2026. Pursuant to the terms of the agreement, Apco will pay a net bonus of $7.9 million in January 2015 and spend approximately $57.6 million for exploitation, exploration and public works commitments during the remainder of the concession term. In addition, the provincial production tax increases from the current level of 12 percent to 15 percent beginning January 2015.

Apco has a 23 percent direct participation interest in the Entre Lomas concession and a total combined direct and equity participation in the concession of 52.79 percent including its 40.72 percent stock ownership interest in Petrolera Entre Lomas S.A. Petrolera holds a 73.15 percent direct participation interest and is the operator of the Entre Lomas concession.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APCO OIL AND GAS INTERNATIONAL INC.

Date: January 6, 2014	By:	/s/ Benjamin A. Holman
	Name:	Benjamin A. Holman
	Title:	Chief Financial Officer, Chief Accounting Officer and Controller